EXHIBIT (j)(ii)

                        [Brad A. Kinder, CPA Letterhead]


                        Consent of Independent Auditor's
                        --------------------------------



The Board of Directors of
Concorde Funds, Inc.

We consent to the reference to our firm under the heading "Financial Highlights" in the prospectus; and to the use of our report incorporated by reference and to the reference to our firm under the heading "Independent Certified Public Accountants" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 19 to the Concorde Funds, Inc. registration statement on Form N-1A.


                                               /s/ Brad A. Kinder

Flower Mound, Texas                            Brad A. Kinder, CPA
January 7, 2003